Exhibit 2.1

EXECUTION VERSION

AMENDMENT TO
STOCK PURCHASE AGREEMENT

This Amendment to Stock Purchase Agreement (this “Amendment”), dated as of March 30, 2015, is made by the parties to the Stock Purchase Agreement (as amended, modified and supplemented from time to time, the “Stock Purchase Agreement”), dated as of August 21, 2014, by and among Energy Capital Partners II, LP, a Delaware limited partnership (“ECP II”), Energy Capital Partners II-A, LP, a Delaware limited partnership (“ECP II-A”), Energy Capital Partners II-B, LP, a Delaware limited partnership (“ECP II-B”), Energy Capital Partners II-C (Direct IP), LP, a Delaware limited partnership (“ECP II-C”), Energy Capital Partners II-D, LP, a Delaware limited partnership (“ECP II-D”), and Energy Capital Partners II (EquiPower Co-Invest), LP, a Delaware limited partnership (“ECP Coinvest”, and collectively with ECP II, ECP II-A, ECP II-B, ECP II-C and ECP II-D, the “Sellers”, and each, a “Seller”), solely for the purposes of Section 11.13 thereof, Energy Capital Partners II-C, LP, a Delaware limited partnership (“ECP II-C Fund”), EquiPower Resources Corp., a Delaware corporation (the “Company”), Dynegy Resource II, LLC, a Delaware limited liability company (“Purchaser”), and, solely for the purposes of Section 2.04(c), Section 5.02, Section 6.19 and Section 10.02 thereof, Dynegy Inc., a Delaware corporation (“Dynegy”).  Each of  the Sellers, the Company and Purchaser (and, with respect to Article 11 of the Stock Purchase Agreement, each of ECP II-C Fund and Dynegy) is, individually, a “Party,” and, collectively, they are referred to as the “Parties.”

RECITALS

WHEREAS, the Parties desire to amend the Stock Purchase Agreement in order to reflect certain additional understandings reached among the Parties with respect to matters set forth in the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to Section 11.04 of the Stock Purchase Agreement, the Parties hereby agree as follows:

1.                   Interpretation.

1.1                                                  Certain Defined Terms.  This Amendment is made and delivered pursuant to the Stock Purchase Agreement.  Capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Stock Purchase Agreement.

2.                   Amendments to Stock Purchase Agreement.

2.1                                                  Cash Consideration.  Schedule C to the Stock Purchase Agreement is hereby amended by deleting “$3,050,000,000” therein and substituting therefor “$3,150,000,000”.

2.2                                                  Share Consideration.  The definition of “Share Consideration” in Exhibit A to the Stock Purchase Agreement is hereby amended by deleting “$200,000,000” therein and substituting therefor “$100,000,000”.

2.3                                                  Shortfall Amount.  The definition of “Shortfall Amount” in Exhibit A to the Stock Purchase Agreement is hereby amended by deleting “$200,000,000” therein and substituting therefor “$100,000,000”.

3.                   Representations and Warranties.

3.1                                                  Additional Representations and Warranties of the Sellers.  Each Seller, on a several and not joint basis, hereby represents and warrants to Purchaser as to itself, as of the date hereof and as of the Closing Date, as follows:

(a)                                 Such Seller has all requisite power and authority to enter into this Amendment and consummate the transactions contemplated by the Stock Purchase Agreement (as amended by this Amendment).

(b)                                 The execution, delivery and performance by such Seller of this Amendment, and the consummation by such Seller of the transactions contemplated by the Stock Purchase Agreement (as amended by this Amendment), have been duly authorized by all necessary limited partnership action on the part of such Seller.

(c)                                  This Amendment has been duly executed and delivered by such Seller.  This Amendment constitutes (assuming the due execution and delivery by each other party hereto) a valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

3.2                                                  Additional Representations and Warranties of the Company.  The Company hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a)                                 The Company has all requisite power and authority to enter into this Amendment and consummate the transactions contemplated by the Stock Purchase Agreement (as amended by this Amendment).

(b)                                 The execution, delivery and performance by the Company of this Amendment, and the consummation by the Company of the transactions contemplated by the Stock Purchase Agreement (as amended by this Amendment), have been duly authorized by all necessary corporate action on the part of the Company.

(c)                                  This Amendment has been duly executed and delivered by the Company.  This Amendment constitutes (assuming the due authorization and delivery by each other party hereto) a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

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3.3                                                  Additional Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to the Sellers and the Company, as of the date hereof and as of the Closing Date, as follows:

(a)                                 Purchaser has all requisite power and authority to enter into this Amendment and consummate the transactions contemplated by the Stock Purchase Agreement (as amended by this Amendment).

(b)                                 The execution, delivery and performance by Purchaser of this Amendment, and the consummation by Purchaser of the transactions contemplated by the Stock Purchase Agreement (as amended by this Amendment), have been duly authorized by all necessary limited liability company action on the part of Purchaser.

(c)                                  This Amendment has been duly executed and delivered by Purchaser.  This Amendment constitutes (assuming the due authorization and delivery by each other party hereto) a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

3.4                                                  Additional Representations and Warranties of Dynegy.  Dynegy hereby represents and warrants to the Sellers and the Company, as of the date hereof and as of the Closing Date, as follows:

(a)                                 Dynegy has all requisite power and authority to enter into this Amendment and consummate the transactions contemplated by the Stock Purchase Agreement (as amended by this Amendment).

(b)                                 The execution, delivery and performance by Dynegy of this Amendment, and the consummation by Dynegy of the transactions contemplated by the Stock Purchase Agreement (as amended by this Amendment), have been duly authorized by all necessary corporate action on the part of Dynegy.

(c)                                  This Amendment has been duly executed and delivered by Dynegy.  This Amendment constitutes (assuming the due authorization and delivery by each other party hereto) a valid and legally binding obligation of Dynegy, enforceable against Dynegy in accordance with its terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

3.5                                                  Additional Representations and Warranties of ECP II-C Fund.  ECP II-C Fund hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a)                                 ECP II-C Fund has all requisite power and authority to enter into this Amendment and consummate the transactions contemplated by the Stock Purchase Agreement (as amended by this Amendment).

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(b)                                 The execution, delivery and performance by ECP II-C Fund of this Amendment, and the consummation by ECP II-C Fund of the transactions contemplated by the Stock Purchase Agreement (as amended by this Amendment), have been duly authorized by all necessary limited partnership action on the part of ECP II-C Fund.

(c)                                  This Amendment has been duly executed and delivered by ECP II-C Fund.  This Amendment constitutes (assuming the due authorization and delivery by each other party hereto) a valid and legally binding obligation of ECP II-C Fund, enforceable against ECP II-C Fund in accordance with its terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

4.                   General.

4.1                                                  Full Force and Effect.  Except to the extent specifically amended herein or supplemented hereby, the Stock Purchase Agreement remains unchanged and in full force and effect, and this Amendment will be governed by and subject to the terms of the Stock Purchase Agreement, as amended by this Amendment.  From and after the date of this Amendment, each reference in the Stock Purchase Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Stock Purchase Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the Stock Purchase Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced.

4.2                                                  Other Terms.  Sections 11.01, 11.02, 11.03, 11.06, 11.07, 11.08 and 11.10 of the Stock Purchase Agreement will apply to this Amendment, mutatis mutandis, as if set forth herein.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties, ECP II-C Fund and Dynegy have caused this Amendment to be duly executed as of the day and year first above written.

SELLERS

ENERGY CAPITAL PARTNERS II, LP

By:	Energy Capital Partners GP II, LP
Its:	General Partner

By:	Energy Capital Partners II, LLC
Its:	General Partner

By:	/s/ Andrew Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II-A, LP

By:	Energy Capital Partners GP II, LP
Its:	General Partner

By:	Energy Capital Partners II, LLC
Its:	General Partner

By:	/s/ Andrew Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II-B, LP

By:	Energy Capital Partners GP II, LP
Its:	General Partner

By:	Energy Capital Partners II, LLC
Its:	General Partner

By:	/s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II-C (DIRECT IP), LP

By:	Energy Capital Partners GP II, LP
Its:	General Partner

By:	Energy Capital Partners II, LLC
Its:	General Partner

By:	/s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II-D LP

By:	Energy Capital Partners GP II, LP
Its:	General Partner

By:	Energy Capital Partners II, LLC
Its:	General Partner

By:	/s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II (EQUIPOWER CO-INVEST), LP

By:	Energy Capital Partners GP II, LP
Its:	General Partner

By:	Energy Capital Partners II, LLC
Its:	General Partner

By:	/s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

ENERGY CAPITAL PARTNERS II-C LP (solely with respect to the matters set forth in the preamble to the Stock Purchase Agreement)

By:	Energy Capital Partners GP II, LP
Its:	General Partner

By:	Energy Capital Partners II, LLC
Its:	General Partner

By:	/s/ Andrew D. Singer
Name: Andrew D. Singer
Title: Managing Member

THE COMPANY

EQUIPOWER RESOURCES CORP.

By:	/s/ Curtis Morgan
Name: Curtis Morgan
Title: President & CEO

PURCHASER

DYNEGY RESOURCE II, LLC

By:	/s/ Robert C. Flexon
Name: Robert C. Flexon
Title: President & CEO

DYNEGY INC. (solely with respect to the matters set forth in the preamble to the Stock Purchase Agreement)

By:	/s/ Robert C. Flexon
Name: Robert C. Flexon
Title: President & CEO